Compensation and Benefits
     Assurance Agreement

     Katy Industries, Inc.

     (Effective January 1, 1996)




     Contents
                                                  Page
     Section 1.  Terms of Agreement                  1

     Section 2.  Severance Benefits                  2

     Section 3.  Rabbi Trust and Change-in-Control
                 Payments                            7

     Section 4.  Excise Tax                          8

     Section 5.  Successors and Assignments          9

     Section 6.  Miscellaneous                      10

     Section 7.  Contractual Rights and Legal
                 Remedies                           10



     Compensation and Benefits Assurance Agreement

     This COMPENSATION AND BENEFITS ASSURANCE AGREEMENT (this "Agreement") is made, entered into, and is effective as of this first day of January 1996 (the "Effective Date") by and between Katy Industries, Inc. (hereinafter referred to as the "Company") and ___________________________ (hereinafter referred to as the "Executive").

       WHEREAS, the Executive is presently employed by the Company in a key management capacity; and

       WHEREAS, the Executive possesses considerable experience and knowledge of the business and affairs of the Company concerning its policies, methods, personnel, and operations; and

       WHEREAS, the Company is desirous of assuring the continued employment of the Executive in a key management capacity, and the Executive is desirous of having such assurances.

       NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     Section 1. Term of Agreement.

       This Agreement will commence on the Effective Date and shall continue in effect for two full calendar years (through December 31, 1997) (the "Initial Term").

       The Initial Term of this Agreement automatically shall be extended for two additional years at the end of the Initial Term, and then again after each successive two-year period thereafter (each such two-year period following the Initial Term a "Successive
     Period"). However, either party may terminate this Agreement at the end of the Initial Term, or at the end of any Successive Period thereafter, by giving the other party written notice of intent not to renew, delivered at least six (6) months prior to the end of such Initial Term or Successive Period. If such notice is properly delivered by either party, this Agreement, along with all corresponding rights, duties, and covenants shall automatically expire at the end of the Initial Term or Successive Period then in progress.

  In the event that a "Change in Control" of the Company occurs (as such term is hereinafter defined) during the Initial Term or any Successive Period, upon the effective date of such Change in Control, the term of this Agreement shall automatically and irrevocably be renewed for a period of twenty-four (24) full calendar months from the effective date of such Change in Control. This Agreement shall thereafter automatically terminate following the twenty-four (24) month Change-in-Control renewal period. Further, this Agreement shall be assigned to, and shall be assumed by the purchaser in such Change in Control, as further provided in Section 5 herein.

     Section 2. Severance Benefits

          2.1. Right to Severance Benefits. The Executive shall be entitled to receive from the Company Severance Benefits as described in Paragraph 2.3 herein, if during the term of this Agreement there has been a Change in Control of the Company (as defined in Paragraph 2.4 herein) and if, within twenty-four (24) calendar months immediately thereafter, the Executive's employment with the Company shall end for any reason specified in Paragraph 2.2 herein as being a Qualifying Termination. The Severance Benefits described in Paragraphs 2.3(a), 2.3(b), 2.3(c), and 2.3(d) herein shall be paid in cash to the Executive in a single lump sum as soon as practicable following the Qualifying Termination, but in no event later than thirty (30) calendar days from such date. Notwithstanding the foregoing, Severance Benefits which become due pursuant to Paragraphs 2.2(c) and 5.1 shall be paid immediately.

          The Severance Benefits described in
     Paragraphs 2.3(a), 2.3(b), 2.3(c), and 2.3(d) herein shall be paid out of the general assets of the Company. To the extent the Company pays such amounts out of its general assets, the Company shall be entitled to a payment from the Rabbi Trust established pursuant to Paragraph 3.1 herein, in accordance with the terms of such Rabbi Trust. In the event that the Executive does not receive the Severance Benefits due hereunder from the Company within thirty (30) days of his Qualifying Termination, the Executive may provide written notice to the Trustee of the Rabbi Trust of the amount due hereunder and the Trustee shall pay such amount in accordance with the terms of the Rabbi Trust.

          2.2. Qualifying Termination. The occurrence of any one or more of the following events (i.e., a "Qualifying Termination") within twenty-four (24) calendar months immediately following a Change in Control of the Company shall trigger the payment of Severance Benefits to the Executive, as such benefits are described under Paragraph 2.3 herein:

          (a) The Company's involuntary termination of the Executive's employment without Cause (as such term is defined in Paragraph 2.6 herein);

  (b) The Executive's voluntary termination of employment for Good Reason (as such term is defined in Paragraph 2.5 herein); and

          (c) The Company, or any successor company, commits a material breach of any of the provisions of this Agreement.

          A Qualifying Termination shall not include a termination of the Executive's employment within twenty-four (24) calendar months after a Change in Control by reason of death, Disability (as such term is defined under the Company's governing disability plan, or any successor plan thereto), the Executive's voluntary termination without Good Reason, or the Company's involuntary termination of the Executive's employment for Cause.

          2.3. Description of Severance Benefits. In the event that the Executive becomes entitled to receive
     Severance Benefits, as provided in Paragraphs 2.1 and
     2.2 herein, the Company shall pay to the Executive and provide the Executive with the following:

          (a) A lump-sum cash amount equal to the Executive's unpaid Base Salary (as such term is defined in Paragraph 2.7 herein), accrued vacation pay, unreimbursed business expenses, and all other items earned by and owed to the Executive through and including the date of the Qualifying Termination. Such payment shall constitute full satisfaction for these amounts owed to the Executive.

          (b)  A lump-sum cash amount equal to two (2)
     multiplied by the Executive's annual rate of Base
     Salary in effect upon the date of the Qualifying
     Termination or, if greater, by the Executive's annual rate of Base Salary in effect immediately prior to the occurrence of the Change in Control.

          (c)  A lump-sum cash amount equal to the greater of
     (i) the Executive's then-current target bonus opportunity (stated in terms of a percentage of Base Salary) established under the Katy Industries, Inc. Annual Bonus Plan (or any successor plan thereto) for the bonus plan year in which the Executive's date of Qualifying Termination occurs, adjusted on a pro rata basis based on the number of days the Executive was actually employed during such bonus plan year (but in no event shall such target bonus be less than that in effect for the period immediately prior to the occurrence of the Change in Control); or (ii) the actual bonus earned through the date of the Qualifying Termination, based on the then-current level of goal achievement. Such payment shall constitute full satisfaction for these amounts owed to the Executive.

  (d) A lump-sum cash amount equal to the sum of (i) two (2) multiplied by the maximum possible estimated Company match of the Executive's contributions to the Company's 401(k) savings plan as of the date the Executive's Qualifying Termination occurs; and (ii) the not yet vested Company contributions (with interest thereon up to the date of payment) credited to the Executive's account under the Company's 401(k) plan measured as of the date of the Executive's Qualifying Termination. Provided, however, that the source of payment of this sum shall be the general assets of the Company unless the payment of such amounts is otherwise permissible from the corresponding qualified plan trust without violating any governmental regulations or statutes. Such payment shall constitute full satisfaction for these amounts owed to the Executive.

          (e) At the exact same cost to the Executive, and at the same coverage level as in effect as of the Executive's date of the Qualifying Termination (subject to changes in coverage levels applicable to all employees generally), a continuation of the Executive's (and the Executive's eligible dependents') health insurance coverage for twenty-four (24) months from the date of the Qualifying Termination. The applicable
     COBRA health insurance benefit continuation period shall begin at the end of this twenty-four (24) month benefit continuation period.

               The providing of these health insurance benefits
                    by the Company shall be discontinued prior to the end of the twenty-four (24) month continuation period to the extent that the Executive becomes covered under the health insurance coverage of a subsequent employer which does not contain any exclusion or limitation with respect to any preexisting condition of the Executive or the Executive's eligible dependents. For purposes of enforcing this offset provision, the Executive shall have a duty to inform the Company as to the terms and conditions of any subsequent employment and the corresponding benefits earned from such employment. The Executive shall provide, or cause to provide, to the Company in writing correct, complete, and timely information concerning the same.

          (f) The Executive shall be entitled, at the expense of the Company, to receive standard outplacement services from a nationally recognized outplacement firm of the Executive's selection, for a period of up to two
     (2) years from the Executive's date of Qualifying Termination. However, such services shall be at the Company's expense to a maximum amount not to exceed twenty-five percent (25%) of the Executive's annual rate of Base Salary as of the date of the Qualifying Termination.

  2.4.  Definition of "Change in Control." "Change in
     Control" of the Company means, and shall be deemed to have occurred upon, the first to occur of any of the following events:

          (a) Any Person (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

          (b) During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

          (c) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all of the Company's assets; or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company
     (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

          However, in no event shall a "Change in Control" be deemed to have occurred, with respect to the Executive, if the Executive is part of a purchasing group which consummates the Change-in-Control transaction. The Executive shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Executive is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than one percent (1%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).

          2.5. Definition of "Good Reason." "Good Reason" shall be determined by the Executive, in the exercise of good faith and reasonable judgment, and shall mean, without the Executive's express written consent, the occurrence of any one or more of the following within two (2) years immediately following a Change in
     Control:

                      (i)     The assignment of the Executive to duties
                                 inconsistent with the Executive's authorities, duties, responsibilities, and status as an officer of the Company, or a reduction or alteration in the nature or status of the Executive's authorities, duties, or responsibilities, from those in effect as of ninety (90) calendar days prior to the Change in Control, other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                     (ii)     The Company's requiring the Executive to be based
                                 at a location in excess of fifty (50) miles from the location of the Executive's principal job location or office immediately prior to the Change in Control; except for required travel on the Company's business to an extent consistent with the Executive's then present business travel obligations;

                    (iii)     A reduction by the Company of the Executive's
                                 Base Salary in effect on the Effective Date, or as the same shall be increased from time to time;

                     (iv)     The failure of the Company to keep in effect any
                                 of the Company's compensation, health and welfare benefits, or perquisite programs under which the Executive receives value, as such program exists immediately prior to the Change in Control. However, the replacement of an existing program with a new program will be permissible (and not grounds for a Good Reason termination) if done for all employees generally and the value to be delivered to the Executive under the new program is at least as great as the value delivered to the Executive under the existing programs; or

                      (v)     Any breach by the Company of its obligations
                                 under Section 5 of this Agreement or any failure of a successor company to assume and agree to perform the Company's entire obligations under this Agreement, as required by Section 5 herein.

                              The Executive's right to terminate employment for
                                 Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.

                     2.6. Definition of "Cause." "Cause" shall be determined by the Administrative Committee, in the exercise of good faith and reasonable judgment, and shall mean the occurrence of any one or more of the following:

                  (a)     A demonstrably willful and deliberate act or
                               failure to act by the Executive (other than as a result of incapacity due to physical or mental illness) which is committed in bad faith, without reasonable belief that such action or inaction is in the best interests of the Company, which causes actual material financial injury to the Company and which act or inaction is not remedied within fifteen (15) business days of written notice from the Company; or

                  (b)     The Executive's conviction for committing an act
                               of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude or causing material harm, financial or otherwise, to the Company.

                 2.7. Other Defined Terms. The following terms shall have the meanings set forth below:

                (a)       "Base Salary" means, at any time, the then-regular
                           annual rate of pay which the Executive is receiving as annual salary, excluding amounts (i) designated by the Company as payment toward reimbursement of expenses; or (ii) received under incentive or other bonus plans, regardless of whether or not the amounts are deferred.

                 (b)       "Beneficial Owner" shall have the meaning
                            ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act (as such term is defined below).

                 (c)       "Exchange Act" means the Securities Exchange Act
                            of 1934, as amended from time to time, or any successor act thereto.

                 (d)       "Person" shall have the meaning ascribed to such
                            term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

     Section 3. Rabbi Trust and Change-in-Control Payments

        3.1. Establishment of a Rabbi Trust. As soon as administratively possible following the Effective Date, the Company shall establish an irrevocable Rabbi Trust, governed by this Agreement (which shall be a grantor trust within the meaning of Internal Revenue Code Sections 671-678) for the benefit of the Executive, other executives covered by a similar agreement, and their beneficiaries, as appropriate. The Rabbi Trust shall have an independent Trustee (such Trustee to have a fiduciary duty to carry out the terms and conditions of the Trust) as selected by the Company, and shall have restrictions as to the Company's ability to amend the Trust or to cancel benefits provided thereunder.

          Assets contained in the Rabbi Trust shall at all times be specifically subject to the claims of the Company's general creditors in the event of bankruptcy or insolvency; such terms shall be specifically defined within the provisions of the Rabbi Trust, along with a required procedure for notifying the Trustee of any such bankruptcy or insolvency.

         3.2. Funding of Rabbi Trust. As soon as practicable following a Change in Control, but in no event later than thirty (30) calendar days from such date, the Company shall fund the Rabbi Trust in an amount
     (without regard to any contributions made to the Rabbi Trust pursuant to other severance agreements between the Company and any other executives of the Company) equal to the sum of (a) the Severance Benefits described in Paragraphs 2.3(a), 2.3(b), 2.3(c), and
     2.3(d) herein, calculated as if the Executive's
     Qualifying Termination occurred on the effective date of the Change in Control; (b) the estimated Gross-Up Payment (as such term is defined in Paragraph 4.1 herein), calculated as if the Executive's Qualifying Termination occurred on the effective date of the Change in Control and as if the Executive were taxed at the highest marginal state and federal income and employment tax rates; and (c) one hundred thousand dollars ($100,000) for potential legal fees incurred by the Executive in enforcing his rights under this Agreement.

     Section 4. Excise Tax

          4.1. Excise Tax Payment. If any portion of the Severance Benefits or any other payment under this Agreement, or under any other agreement with, or plan of the Company, including but not limited to stock options and other long-term incentives (in the aggregate "Total Payments") would constitute an "excess parachute payment," such that a golden parachute excise tax is due, the Company shall provide to the Executive, in cash, an additional payment in an amount to cover the full cost of any excise tax and the Executive's state and federal income and employment taxes on this additional payment (cumulatively, the "Gross-Up Payment"). For this purpose, the Executive shall be deemed to be in the highest marginal rate of federal and state taxes. This payment shall be made as soon as possible following the date of the Executive's Qualifying Termination, but in no event later than thirty (30) calendar days of such date.

          The Gross-Up Payment described herein shall be paid out of the general assets of the Company. To the extent the Company pays such amount out of its general assets, the Company shall be entitled to a payment from the Rabbi Trust established pursuant to Paragraph 3.1 herein, in accordance with the terms of such Rabbi Trust. In the event that the Executive does not receive the Gross-Up Payments due hereunder from the Company within thirty (30) days of his Qualifying Termination, the Executive may provide written notice to the Trustee of the Rabbi Trust of the amount due hereunder and the Trustee shall pay such amount in accordance with the terms of the Rabbi Trust.

          For purposes of this Agreement, the term "excess parachute payment" shall have the meaning assigned to such term in Section 280G of the Internal Revenue Code, as amended (the "Code"), and the term "excise tax" shall mean the tax imposed on such excess parachute payment pursuant to Sections 280G and 4999 of the Code.

          4.2.  Subsequent Recalculation. In the event the
     Internal Revenue Service subsequently adjusts the excise tax computation herein described, the Company shall reimburse the Executive for the full amount necessary to make the Executive whole on an after-tax basis (less any amounts received by the Executive that the Executive would not have received had the computations initially been computed as subsequently adjusted), including the value of any underpaid excise tax, and any related interest and/or penalties due to the Internal Revenue Service.

     Section 5. Successors and Assignments

          5.1. Successors. The Company will require any successor (whether via a Change in Control, direct or indirect, by purchase, merger, consolidation, or otherwise) of the Company to expressly assume and agree to perform the obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

          Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall, as of the date immediately preceding the date of a Change in Control, automatically give the Executive Good Reason to collect, immediately, full benefits hereunder as a Qualifying Termination.

          5.2. Assignment by Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If an Executive should die while any amount is still payable to the Executive hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement, to the Executive's devisee, legatee, or other designee, or if there is no such designee, to the Executive's estate.

          An Executive's rights hereunder shall not otherwise be assignable.

Section 6. Miscellaneous

          6.1.Administration. This Agreement shall be administered by the Board of Directors of the Company, or by a Committee of the Board designated by the Board (the "Administrative Committee"). The Administrative Committee (with the approval of the Board, if the Board is not the Administrative Committee) is authorized to interpret this Agreement, to prescribe and rescind rules and regulations, and to make all other determinations necessary or advisable for the administration of this Agreement.

          In fulfilling its administrative duties hereunder, the Administrative Committee may rely on outside counsel, independent accountants, or other consultants to render advice or assistance.

          6.2. Notices. Any notice required to be delivered to the Company or the Administrative Committee by the Executive hereunder shall be properly delivered to the Company when personally delivered to (including by a reputable overnight courier), or actually received through the U.S. mail, postage prepaid, by:

          Katy Industries, Inc.
          6300 South Syracuse Way, Suite 300
          Englewood, CO 80111

          Attn: President

          Any notice required to be delivered to the Executive by the Company or the Administrative Committee hereunder shall be properly delivered to the Executive when personally delivered to (including by a reputable overnight courier), or actually received through the U.S. mail, postage prepaid, by, the Executive at his last known address as reflected on the books and records of the Company.

     Section 7. Contractual Rights and Legal Remedies

          7.1. Contractual Rights to Benefits. This Agreement establishes in the Executive a right to the benefits to which the Executive is entitled hereunder. However, except as expressly stated herein, nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, the Company to segregate, earmark, or otherwise set aside any funds or other assets, in trust or otherwise, to provide for any payments to be made or required hereunder.

  7.2. Legal Fees and Expenses. The Company shall pay all legal fees, costs of litigation, prejudgment interest, and other expenses which are incurred in good faith by the Executive as a result of the Company's refusal to provide the Severance Benefits to which the Executive becomes entitled under this Agreement, or as a result of the Company's (or any third party's) contesting the validity, enforceability, or interpretation of the Agreement, or as a result of any conflict between the parties pertaining to this Agreement. Such payment shall be made from the funds earmarked for such purpose in the trust fund described in Paragraph 3.1 hereto and, to the extent such fees and expenses exceed such earmarked amount, the Company shall pay such fees and expenses from the general assets of the Company.

          7.3. Arbitration. The Executive shall have the right and option to elect (in lieu of litigation) to have any dispute or controversy arising under or in connection with this Agreement settled by arbitration, conducted before a panel of three (3) arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of his or her job with the Company, in accordance with the rules of the American Arbitration Association then in effect. The Executive's election to arbitrate, as herein provided, and the decision of the arbitrators in that proceeding, shall be binding on the Company and the Executive.

          Judgment may be entered on the award of the arbitrator in any court having jurisdiction. All expenses of such arbitration, including the fees and expenses of the counsel for the Executive, shall be borne by the Company.

          7.4. Unfunded Agreement. This Agreement is intended to be an unfunded general asset promise for a select, highly compensated member of the Company's management and, therefore, is intended to be exempt from the substantive provisions of the Employee Retirement
     Income Security Act of 1974 as amended.

          7.5. Exclusivity of Benefits. Unless specifically provided herein, neither the provisions of this Agreement nor the benefits provided hereunder shall reduce any amounts otherwise payable, or in any way diminish the Executive's rights as an employee of the Company, whether existing now or hereafter, under any compensation and/or benefit plans, programs, policies, or practices provided by the Company, for which the Executive may qualify.

          Vested benefits or other amounts which the Executive is otherwise entitled to receive under any plan, policy, practice, or program of the Company (i.e., including, but not limited to, vested benefits under the Company's 401(k) plan), at or subsequent to the Executive's date of Qualifying Termination shall be payable in accordance with such plan, policy, practice, or program except as expressly modified by this Agreement.

  7.6. Includable Compensation. Severance Benefits provided hereunder shall not be considered "includable compensation" for purposes of determining the Executive's benefits under any other plan or program of the Company.

          7.7. Employment Status. Nothing herein contained shall be deemed to create an employment agreement between the Company and the Executive, providing for the employment of the Executive by the Company for any fixed period of time. The Executive's employment with the Company is terminable at will by the Company or the Executive and each shall have the right to terminate the Executive's employment with the Company at any time, with or without Cause, subject to the Company's obligation to provide Severance Benefits as required hereunder.

          In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by the Executive as a result of employment by another employer, other than as provided in Paragraph 2.3(e) herein.

          7.8. Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior discussions, negotiations, and agreements concerning the subject matter hereof, including, but not limited to, any prior severance agreement made between the Executive and the Company.

          7.9. Tax Withholding. The Company shall withhold from any amounts payable under this Agreement all federal, state, city, or other taxes as legally required to be withheld.

        7.10. Waiver of Rights. Except as otherwise provided herein, the Executive's acceptance of Severance
     Benefits, the Gross-Up Payment (if applicable), and any other payments required hereunder shall be deemed to be a waiver of all rights and claims of the Executive against the Company pertaining to any matters arising under this Agreement.

         7.11. Severability. In the event any provision of the Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

         7.12. Applicable Law. To the extent not preempted by the laws of the United States, the laws of the State of Delaware shall be the controlling law in all matters relating to this Agreement.

          IN WITNESS WHEREOF, the Company has executed this Agreement, to be effective as of the day and year first written above.

     ATTEST:                  Katy Industries, Inc.


     By: ______________________    By:______________________
         Secretary                 Title: _________________

                                   _______________________  Executive